UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reportedly): April 13, 2007


                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

        Florida                            0-11102                59-1564329
    (State or Other              (Commission File Number)     (I.R.S. Employer
Jurisdiction of Incorporation)                               Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrant's telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers


     (d) The Company's Board of Directors, pursuant to the provisions NASDAQ Marketplace Rule 4350(c )5, appointed Messrs. Jeffrey S. Barocas, Gregor M. Dornau and William W Dudman as new members to the Board. This action will be proposed for a shareholder vote at the upcoming Annual Meeting of Shareholders. A short biography of each new director is presented below:

     Jeffrey S. Barocas joined the Company in December 2006. He was appointed Vice President - Finance and Chief Financial Officer on April 2, 2007. For the five years immediately preceding his employment he had held various management positions. He served as Chief Financial Officer of Quality Communications, Inc. and public companies, The Singing Machine, Inc. and Quipp, Inc.

     Gregor M. Dornau is the son of Peter G. Dornau, Ocean Bio Chem President and Chief Executive Officer. He has been employed by the Company as a salesman since 1990 and during 2005 he was elected to serve as Vice President-Sales.

     William W. Dudman joined the Company in February 2004 as our Vice President-Operations. For the five years immediately preceding his employment at Ocean Bio Chem he had held various management positions within the marine industry, most recently with West Marine, Inc., our largest customer.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 16, 2007
                                          Ocean Bio-Chem, Inc.


                                          /s/ Peter G. Dornau
                                          -------------------------
                                          Peter G. Dornau
                                          Chairman of the Board and
                                          Chief Executive Officer